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                                                                   EXHIBIT 21.01


                        SUBSIDIARIES OF THE REGISTRANT

                                                              Percentage Owned
Name                 Jurisdiction of Incorporation                By Exodus
----                 -----------------------------            ----------------

EC Acquisitions
  Corp.                        Delaware                             100%

Exodus Internet Ltd.           United Kingdom                       100%